Exhibit 10.20(a)

AMENDMENT TO THE
AMCOL INTERNATIONAL CORPORATION
NONQUALIFIED DEFERRED COMPENSATION PLAN
(as amended and restated effective as of January 1, 2008)

WHEREAS, pursuant to Section 12.2 of the AMCOL International Corporation Nonqualified Deferred Compensation Plan, as amended and restated effective as of January 1, 2008 (the “Plan”), AMCOL International Corporation (the “Company”) reserves the right to amend the Plan; and

WHEREAS, the Company, on behalf of itself and all other adopting employers of the Plan, desires to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2015:

1.	The first paragraph of the introduction to the Plan titled “Purpose” shall be amended by adding the following sentence to the end thereof:

“Effective January 1, 2015, the Plan shall be a frozen plan, and no amounts shall be deferred under the Plan, including Base Salary, Bonus, or Director Fees, on or after January 1, 2015.”

2.	Section 3.1(a) of the Plan shall be amended by adding the following sentence to the end thereof:

“Effective January 1, 2015, no amounts shall be deferred under the Plan, including Base Salary, Bonus, or Director Fees, on or after January 1, 2015.”

IN WITNESS WHEREOF, the Company, on behalf of itself and all other adopting employers of the Plan, has authorized the undersigned to execute this amendment, and this amendment is executed on this 22nd day of December, 2014.

AMCOL INTERNATIONAL CORPORATION

By:	/s/ Thomas Meek
Thomas J. Meek

By:	/s/ Douglas Dietrich
Douglas T. Dietrich

By:	/s/ Jonathan Hastings
Jonathan J. Hastings